As filed with the Securities and Exchange Commission on February 18, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________________
Frontier Group Holdings, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware	46-3681866
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
4545 Airport Way Denver, CO	80239
(Address of Principal Executive Offices)	(Zip Code)
___________________________________
2021 Incentive Award Plan
(Full title of the plan)
___________________________________
James G. Dempsey
Chief Executive Officer and President
Frontier Group Holdings, Inc.
4545 Airport Way
Denver, CO 80239
(720) 374-4550
(Name and address, and telephone number, including area code, of agent for service)
___________________________________
Copies to:
Brian D. Miller
Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000
Washington, D.C. 20004
Telephone: (202) 637-2200
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Frontier Group Holdings, Inc. (the “Registrant”) for the purpose of registering additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), that have become reserved for issuance as a result of the operation of the “evergreen” provision in the Registrant’s 2021 Incentive Award Plan (the “2021 Plan”), which provides that the total number of shares subject to the 2021 Plan will be increased on the first day of each calendar year pursuant to a specified formula. The Registrant is hereby registering an additional 2,290,108 shares of its Common Stock issuable under the 2021 Plan. These additional shares of Common Stock are securities of the same class as other securities for which an original Registration Statement on Form S-8 relating to the 2021 Plan was filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2021 (File No. 333-255060) and subsequent Registration Statements on Form S-8 were filed with the SEC on February 22, 2023 (File No. 333-269900), February 20, 2024 (File No. 333-277191), and on February 18, 2025 (File No. 333-285011).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC. The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the equity benefit plan covered by this Registration Statement as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement to the extent not replaced hereby:

(a)	The contents of the Registrant’s earlier Registration Statement on Form S-8 relating to the 2021 Plan, previously filed with the SEC on April 6, 2021 (File No. 333-255060);
(b)	The contents of the Registrant’s earlier Registration Statement on Form S-8 relating to the 2021 Plan, previously filed with the SEC on February 22, 2023 (File No. 333-269900);
(c)	The contents of the Registrant’s earlier Registration Statement on Form S-8 relating to the 2021 Plan, previously filed with the SEC on February 20, 2024 (File No. 333-277191)
(d)	The contents of the Registrant’s earlier Registration Statement on Form S-8 relating to the 2021 Plan, previously filed with the SEC on February 18, 2025 (File No. 333-285011)
(e)
The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 18, 2026 (the "2025 10-K"), which contains audited financial statements for the Registrant’s latest fiscal year;

(f)	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 8, 2026 and February 9, 2026; and
(g)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40304), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 31, 2021, including any amendments or reports filed for the purpose of updating such description, as updated by Exhibit 4.1 to the 2025 10-K.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.    Exhibits.

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	Date	Number	Herewith
4.1	Amended and Restated Certificate of Incorporation of Frontier Group Holdings, Inc.	8-K	5/16/2025	3.1
4.2	Amended and Restated Bylaws of Frontier Group Holdings, Inc.	8-K	7/25/2024	3.1
4.3	Form of Common Stock Certificate	S-1	3/8/2021	4.2
5.1	Opinion of Latham and Watkins LLP				X
23.1	Consent of Latham and Watkins LLP (included in Exhibit 5.1)				X
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm				X
24.1	Power of Attorney (included in the signature pages to the Registration Statement)				X
99.1#	2021 Incentive Award Plan	S-1/A	3/23/2021	10.3(a)
107.1	Filing Fee Table				X
# Indicates management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 18th day of February, 2026.

FRONTIER GROUP HOLDINGS, INC.

By:	/s/ James G. Dempsey
James G. Dempsey
Chief Executive Officer, President and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint James G. Dempsey, Mark C. Mitchell and Howard M. Diamond, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James G. Dempsey	Chief Executive Officer, President and Director	February 18, 2026
James G. Dempsey	(Principal Executive Officer)

/s/ Mark C. Mitchell	Chief Financial Officer	February 18, 2026
Mark C. Mitchell	(Principal Financial Officer)

/s/ Josh A. Wetzel	Chief Accounting Officer	February 18, 2026
Josh A. Wetzel	(Principal Accounting Officer)

/s/ William A. Franke	Director (Chair of the Board)	February 18, 2026
William A. Franke

/s/ Andrew S. Broderick	Director	February 18, 2026
Andrew S. Broderick

/s/ Josh T. Connor	Director	February 18, 2026
Josh T. Connor

/s/ Brian H. Franke	Director	February 18, 2026
Brian H. Franke

/s/ Robert J. Genise	Director	February 18, 2026
Robert J. Genise

/s/ Bernard L. Han	Director	February 18, 2026
Bernard L. Han

/s/ Ofelia Kumpf	Director	February 18, 2026
Ofelia Kumpf

/s/ Nancy L. Lipson	Director	February 18, 2026
Nancy Lipson

/s/ Patricia Salas Pineda	Director	February 18, 2026
Patricia Salas Pineda

/s/ Anthony D. Salcido	Director	February 18, 2026
Anthony D. Salcido

/s/ Alejandro D. Wolff	Director	February 18, 2026
Alejandro D. Wolff